EXHIBIT 10.66
                                                                   -------------

                               THIRD AMENDMENT TO
                        STOCK PURCHASE AND LOAN AGREEMENT


         Reference is made to that certain Stock Purchase and Loan Agreement (the "Original Loan Agreement"), dated as of October 1, 1997, and amended by an Amendment to Stock Purchase and Loan Agreement dated December 31, 1997 (the "First Amendment"), and an Amendment dated as of December 21, 1998 (the "Second Amendment") by and between ANNIE'S HOMEGROWN, INC. (the "Company"), a Delaware corporation and Andrew M. Martin ("Key Employee"). This third amendment ("Third Amendment") to the Original Loan Agreement, as amended, is made as of December 2, 1999 by and between the Company and Key Employee. Capitalized terms not defined in this Third Amendment shall have the meaning given to them in the Original Loan Agreement.

                                   BACKGROUND
                                   ----------

         A. Key Employee and the Company entered into the Original Loan Agreement to enable Key Employee to purchase Eighty Four Thousand Five Hundred Fifty-Two (84,552) Shares at a price of $0.80 per Share pursuant to certain Options which previously were granted by the Company to Key Employee.

         B. The Original Loan Agreement stated in Section 6 thereof that the Principal Amount of the loan will be repaid by the Company under certain circumstances. A computational error was made in computing the amounts of such repayments.

         C. Key Employee and the Company pursuant to the First Amendment amended the Original Loan Agreement to correct this error, among other things.

         D. Key Employee and the Company pursuant to the Second Amendment clarified the language in the Original Loan Agreement relating to the Company's rights upon a change of control and termination of Key Employee's employment.

         E.Key Employee and the Company wish to further amend the Original Loan Agreement, as amended, as set forth herein.

                                    AGREEMENT
                                    ---------

         In consideration of the foregoing background and the mutual agreements of the parties set forth in this Third Amendment, the Company and Key Employee agree as follows:

         1. The Original Loan Agreement, as amended, is hereby further amended in Section 8.4(i) by striking "within 45 days of the termination date" and replacing it with "by January 1, 2000, unless the Company closes on a
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                  transaction with Homegrown Holdings Corp. on or before January
                  1, 2000, in which event Key Employee agrees to execute an Omnibus Secured Promissory Note in the form attached providing for repayment of the loan quarterly over a five-year period, together with a Security Agreement and any other required documents or instruments."

         2. The Original Loan Agreement, as amended, is hereby further amended in Section 8.4(ii) by striking "for the price of $0.80 per share (plus accrued interest)" and replacing it with "at a price equal to the greater of (A) $1.50 per Share, and (B) the fair market value of shares of Common Stock determined with reference to any sale of stock by the Company to a third party that is completed on or prior to January 1, 2000."

         3. The Original Loan Agreement, as amended, is hereby further amended by striking Section 7 Pledge of Stock in its entirety.

         4. In all other respects, the Original Loan Agreement, as amended, is hereby ratified and confirmed.

         5. This Third Amendment may be executed in counterparts, each of which will be considered an original and each of which will constitute one and the same document.

         IN WITNESS WHEREOF, this Third Amendment has been executed as of the date first set forth above.

                                      ANNIE'S HOMEGROWN, INC.


                                      By:  /s/ Neil Raiff
                                           -----------------------------------
                                           Neil Raiff, Chief Financial Officer



                                      KEY EMPLOYEE:


                                      /s/ Andrew M. Martin
                                      ----------------------------------------
                                      Andrew M. Martin